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                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
FMC Corporation:


We consent to incorporation by reference in the registration statement (No. 33-48984) on Form S-8 of FMC Corporation of our report dated September 25, 1997, relating to the statements of financial position of FMC Employees' Thrift and Stock Purchase Plan as of March 31, 1997 and 1996, and the related statements of earnings and changes in plan equity for each of the years in the three-year period ended March 31, 1997, which report appears in the March 31, 1997 annual report on Form 11-K of FMC Employees' Thrift and Stock Purchase Plan.

                                       /s/ KPMG Peat Marwick LLP

Chicago, Illinois
September 26, 1997